UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2007

STANDARD MICROSYSTEMS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-7422	11-2234952
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York		11788-3728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	631 434-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2007 the Board of Directors of the Registrant (the "Board") approved the 2005 Supplemental Executive Retirement Plan, amended and restated as of January 1, 2005(the "SERP"). Among the primary changes contained in the SERP from the Registrant’s prior supplemental executive retirement plan are to provide for certain alternative distributions for the participants in the SERP; and to change the timing of certain payouts under the SERP to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). In addition, while the Registrant has made amendments in an effort to comply with Section 409A, it has amended the SERP to provide "gross up" tax protection in the event the participants incur a tax liability under Section 409A, despite efforts by the Registrant to make sure that no tax will apply.

On March 19, 2007, the Board of the Registrant approved Amendment Number 1 to the Standard Microsystems Corporation Severance Plan (the "Amendment"). The primary change contained in the Amendment is to change the timing of certain payouts to comply with Section 409A, although other provisions of the Standard Microsystems Corporation Severance Plan were clarified in the Amendment as well.

On March 22, 2007, after approval by the Compensation Committee of the Registrant, Mr. David S. Smith, the Registrant’s Senior Vice President and Chief Financial Officer entered into an amended and restated employment agreement (the "Smith Contract"). The Smith Contract, like his original employment agreement, is for an initial term until September 15, 2008 at a base salary of Three Hundred Twenty Five Thousand Dollars ($325,000.00). The bonus opportunity in the Smith Contract is 102% of base salary, determined in accordance with the Registrant’s Management Incentive Plan (the "MIP"), as approved by the Board. After the initial term, the Smith Contract renews automatically for additional one-year terms unless either party gives notice 90 days prior to the end of the then current term. The Smith Contract, like Mr. Smith’s prior employment agreement, provides for certain payments to Mr. Smith in the event the Smith Contract is not renewed or is terminated under a variety of circumstances, and for acceleration of vesting of certain elements of compensation in certain circumstances, which are detailed in the Smith Contract annexed hereto. The Smith Contract generally provides for the deferral of certain payments to comply with Section 409A. In addition, while the Registrant has amended the Smith Contract in an effort to comply with Section 409A, it has also amended it to provide "gross up" tax protection in the event Mr. Smith incurs a tax liability under Section 409A in connection with payments and benefits under the Smith Contract, despite efforts by the Registrant to make sure that no tax will apply.

On March 21, 2007, after approval by the Board of the Registrant, Mr. Steven J. Bilodeau, the Registrant’s Chairman, President and Chief Executive Officer, and the Registrant entered into a new employment agreement (the "Bilodeau Contract"), which replaces his previous employment agreement dated March 18, 1999. The Bilodeau Contract is for an initial term until November 18, 2008 at a base salary of Five Hundred Seventy Thousand Dollars ($570,000.00) with a bonus opportunity of approximately 159% of base salary, determined in accordance with the MIP, as approved by the Board. The Bilodeau Contract also provides for a quarterly grant of Fifty Thousand (50,000) stock options or stock appreciation rights beginning in April 2007 on the same schedule as grants made to the Board, although the Board reserves the right to change the amount of this grant at any time. After the initial term, the Bilodeau Contract renews automatically for additional one year terms unless either party gives notice ninety days prior to the end of the then current term. This new Bilodeau Contract, like Mr. Bilodeau’s prior employment agreement, provides for certain payments to Mr. Bilodeau in the event the Bilodeau Contract is not renewed or is terminated under a variety of circumstances, and for acceleration of vesting of certain elements of compensation in certain circumstances, which are detailed in the Bilodeau Contract annexed hereto. The Bilodeau Contract generally provides for the deferral of certain payments to comply with Section 409A. In addition, while the Registrant has amended the Bilodeau Contract in an effort to comply with Section 409A, it has also amended it to provide "gross up" tax protection in the event Mr. Bilodeau incurs a tax liability under Section 409A in connection with payments and benefits under the Bilodeau Contract, despite efforts by the Registrant to make sure that no tax will apply.

The descriptions of the SERP, the Amendment, the Smith Contract and the Bilodeau Contract are qualified in their entirety by the full text of these documents, respectively attached hereto as Exhibits 10.1-10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1* -2005 Supplemental Executive Retirement Plan, amended and restated as of January 1, 2005.

10.2* - Amendment Number 1 to the Standard Microsystems Corporation Severance Plan.

10.3* - Amended and Restated Employment Agreement of David S. Smith dated March 19, 2007.

10.4* - Employment Agreement of Steven J. Bilodeau dated March 19, 2007.

* Indicates a management contract or compensatory plan or arrangement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

March 23, 2007	By:	/s/ David S. Smith

Name: David S. Smith
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	2005 Supplemental Executive Retirement Plan, amended and restated as of January 1, 2005.
10.2	Amendment Number 1 to the Standard Microsystems Corporation Severance Plan.
10.3	Amended and Restated Employment Agreement of David S. Smith dated March 19, 2007.
10.4	Employment Agreement of Steven J. Bilodeau dated March 19, 2007.